UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2005

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On August 11, 2005, Glenborough Realty Trust Incorporated (the “Company”) acquired 33 New Montgomery in San Francisco, a 20-story office tower located in the San Francisco Financial District, from BRE/New Montgomery L.L.C. (the “Seller”). The building, totaling 241,794 rentable square feet, is located directly above the Montgomery Street BART Station offering exceptional access to San Francisco’s multi-modal transportation system. Additionally, the property is located within 1/2 mile of Interstate 80 and Highway 101 offering commuters access to the East Bay, Oakland and the Peninsula. The building has ground level retail space offering tenants on site amenities including full service banking, ATMs and two food establishments. The purchase price was $75 million. There are no material relationships between the Company and the Seller.

On August 11, 2005, the Company issued a press release announcing the acquisition, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of a Business Acquired.

This Current Report on Form 8-K will be supplemented by amendment no later than 71 calendar days after the date this report on Form 8-K is required to be filed to provide the financial statements of the business acquired.

(b) Pro Forma Financial Information.

This Current Report on Form 8-K will be supplemented by amendment no later than 71 calendar days after the date this report on Form 8-K is required to be filed to provide pro forma financial information.

(c) Exhibits

Exhibit No.	Document
99.1	Press Release dated August 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: August 15, 2005	By:	/s/ Stephen R. Saul
Stephen R. Saul
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

99.1	Press Release dated August 11, 2005.